                                 BISHOP STREET FUNDS

                                      RULE 18f-3
                                 MULTIPLE CLASS PLAN

                                     MAY 13, 1999

          Bishop Street Funds (the "Trust"), a registered investment company that currently consists of a number of separately managed funds, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), in offering multiple classes of shares in the funds listed on Schedule A hereto (each a "Fund" and together the "Funds").

A.   ATTRIBUTES OF SHARE CLASSES

          1. The rights of each class of shares of the Funds shall be as set forth in the respective Certificate of Class Designation for each class (each a "Certificate") as each such Certificate is approved by the Trust's Board of Trustees and as attached hereto as Exhibits.

          2. With respect to each class of shares created hereunder, each share of a Fund will represent an equal PRO RATA interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in the Trust's Prospectuses; (iii) each class will separately bear any distribution fees that are payable in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Distribution Plan"), and separately bear any other service fees ("service fees") that are payable under any service agreement entered into with respect to that class which are not contemplated by or within the scope of the Distribution Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operations which are directly attributable to such class ("Class Expenses"); and (v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a Distribution Plan or service agreement relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.   EXPENSE ALLOCATIONS

          With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any Rule 12b-1 fees relating to a particular class of shares associated with a Distribution Plan or service fees relating to a particular class of shares are (or will be) borne

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exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

          Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

C.   AMENDMENT OF PLAN; PERIODIC REVIEW

          This Plan must be amended to properly describe (through additional exhibits hereto) each new class of shares upon its approval by the Board.

          The Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act, must review this Plan at least annually for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan. In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find that the amendment is in the best interests of each class individually and the Trust as a whole.

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                                      SCHEDULE A
                                 BISHOP STREET FUNDS


                                   CLASS A SHARES
                             Bishop Street Equity Fund
                        Bishop Street High Grade Income Fund
                      Bishop Street Hawaii Municipal Bond Fund




                             INSTITUTIONAL CLASS SHARES
                             Bishop Street Equity Fund
                        Bishop Street High Grade Income Fund
                      Bishop Street Hawaii Municipal Bond Fund
                          Bishop Street Money Market Fund
                      Bishop Street Treasury Money Market Fund

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                                                                     EXHIBIT A

                                 BISHOP STREET FUNDS
                           CERTIFICATE OF CLASS DESIGNATION

                                    CLASS A SHARES

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

     Class A Shares are sold subject to a front-end sales charge. The front-end sales charges are indicated on the following tables. Class A Shares of the Funds are subject to a 0.25% Rule 12b-1 fee.

Additionally, Class A Shares are subject to shareholder and administrative servicing fees including: maintaining client accounts; arranging for bank wires; responding to client inquiries concerning services provided for investments; changing dividend options; account designation and addresses; providing sub-accounting; providing information on share positions to clients; forwarding shareholder communications to clients; processing purchase, exchange and redemption order; and processing dividend payments.

The following tables show the regular sales charge on Class A Shares of the Funds to a "single purchaser" (defined below):

EQUITY FUND

--------------------------------------------------------------------------------
                            SALES CHARGE AS A         SALES CHARGE AS A
                            PERCENTAGE OF OFFERING    PERCENTAGE OF NET AMOUNT
 AMOUNT OF PURCHASE         PRICE                     INVESTED
--------------------------------------------------------------------------------
 $0 - $50,000                         5.75%                     6.10%
--------------------------------------------------------------------------------
 $50,000 - $99,999                    4.50%                     4.71%
--------------------------------------------------------------------------------
 $100,000 - 249,999                   3.50%                     3.63%
--------------------------------------------------------------------------------
 $250,000 - $499,999                  2.50%                     2.56%
--------------------------------------------------------------------------------
 $500,000 - $999,999                  2.00%                     2.04%
--------------------------------------------------------------------------------
 $1,000,000 and above                 0.00%                     0.00%
--------------------------------------------------------------------------------

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HIGH GRADE INCOME FUND

--------------------------------------------------------------------------------
                                SALES CHARGE AS A         SALES CHARGE AS A
                              PERCENTAGE OF OFFERING   PERCENTAGE OF NET AMOUNT
     AMOUNT OF PURCHASE               PRICE                    INVESTED
--------------------------------------------------------------------------------
 $0 - $50,000                         4.75%                     4.99%
--------------------------------------------------------------------------------
 $50,000 - $99,999                    4.50%                     4.71%
--------------------------------------------------------------------------------
 $100,000 - 249,999                   3.50%                     3.63%
--------------------------------------------------------------------------------
 $250,000 - $499,999                  2.50%                     2.56%
--------------------------------------------------------------------------------
 $500,000 - $999,999                  2.00%                     2.04%
--------------------------------------------------------------------------------
 $1,000,000 and above                 0.00%                     0.00%
--------------------------------------------------------------------------------

HAWAII MUNICIPAL BOND FUND

--------------------------------------------------------------------------------
                                SALES CHARGE AS A         SALES CHARGE AS A
                              PERCENTAGE OF OFFERING   PERCENTAGE OF NET AMOUNT
     AMOUNT OF PURCHASE               PRICE                    INVESTED
--------------------------------------------------------------------------------
 $0 - $50,000                         4.25%                     4.44%
--------------------------------------------------------------------------------
 $50,000 - $99,999                    4.00%                     4.17%
--------------------------------------------------------------------------------
 $100,000 - 249,999                   3.50%                     3.63%
--------------------------------------------------------------------------------
 $250,000 - $499,999                  2.50%                     2.56%
--------------------------------------------------------------------------------
 $500,000 - $999,999                  2.00%                     2.04%
--------------------------------------------------------------------------------
 $1,000,000 and above                 0.00%                     0.00%
--------------------------------------------------------------------------------

2.   ELIGIBILITY OF PURCHASERS

     Class A Shares are offered to individual investors.

3.   EXCHANGE PRIVILEGES

     Class A Shares of each Fund may be exchanged for Class A Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Class A shareholder will have one vote for each full Class A Share held and a fractional vote for each fractional Class A Share held. Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A (such as a distribution plan or service agreement relating to Class A), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A Shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Class A Shares do not have a conversion feature.

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                                                                     EXHIBIT B

                                 BISHOP STREET FUNDS
                           CERTIFICATE OF CLASS DESIGNATION

                              INSTITUTIONAL CLASS SHARES

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

     Institutional Class Shares are sold without a sales charge and are not subject to a Rule 12b-1 fee. Institutional Class Shares are subject to shareholder and administrative servicing fees including: maintaining client accounts; arranging for bank wires; responding to client inquiries concerning services provided for investments; changing dividend options; account designation and addresses; providing sub-accounting; providing information on share positions to clients; forwarding shareholder communications to clients; processing purchase, exchange and redemption order; and processing dividend payments.

2.   ELIGIBILITY OF PURCHASERS

     Institutional Class Shares are offered to institutional investors and individual investors investing through a trust account with BancWest Corporation or its affiliates.

3.   EXCHANGE PRIVILEGES

     Institutional Class Shares of each Fund may be exchanged for Institutional Class Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Institutional Class shareholder will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class Share held. Institutional Class shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to the Institutional Class (such as a distribution plan or service agreement relating to the Institutional Class), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Institutional Class shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Institutional Class Shares do not have a conversion feature.